STATE OF DELAWARE

                     CERTIFICATE OF AMENDMENT
                 TO CERTIFICATE OF STATUTORY TRUST
                     OF PHOENIX-SENECA FUNDS


This Certificate of Amendment is being executed as of January 27, 2006 for the purposes of amending the Certificate of Statutory Trust filed with the Secretary of State of the State of Delaware on December 18, 1995 pursuant to the Delaware
Statutory Trusts Act, 12 Del. C. section 3801 et. seq. (the "Act").

	The undersigned hereby certifies as follows:

1.	The name of the statutory trust is Phoenix-Seneca Funds.

2.	The name of the statutory trust shall be amended by
filing a Certificate of Amendment to Certificate of Statutory Trust as follows:

Name:  The name of the statutory trust is Phoenix Opportunities Trust.

3.	Effective Date and Time: This Certificate of Amendment
to Certificate of Statutory Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned, being one of the trustees of the Trust, has executed this Certificate of Amendment to Certificate of Statutory Trust as of the day and year first above written.


		By: ____________________________
		Name: Daniel T. Geraci
		Title:   Trustee